[NNN Healthcare/Office REIT, Inc. logo]

Scott D. Peters, Chief Executive Officer NNN Healthcare/Office REIT, Inc. 1551 N. Tustin Ave., Suite 300	Media Contact: Jill Swartz 714-667-8252 ext. 251 jswartz@1031nnn.com

Santa Ana, CA 92705
714-667-8252
speters@1031nnn.com

NNN HEALTHCARE/OFFICE REIT ACQUIRES FIRST PROPERTIES:
CRAWFORDSVILLE MEDICAL OFFICE PARK AND
ATHENS SURGERY CENTER IN CRAWFORDSVILLE, INDIANA, AND
SOUTHPOINTE OFFICE PARK AND EPLER PARK I IN INDIANAPOLIS, INDIANA

NNN Healthcare/Office REIT announces 6.5% distribution to stockholders

Santa Ana, California, January 23, 2007 – NNN Healthcare/Office REIT, Inc., or the Company, has acquired its first two properties, Crawfordsville Medical Office Park and Athens Surgery Center (Crawfordsville) in Crawfordsville, Indiana and Southpointe Office Park and Epler Parke I (Southpointe) in the Southport community of Indianapolis, Indiana. The acquisitions closed on January 22, 2007. Additionally, the Company’s Board of Directors had previously approved an initial distribution rate of 6.5% per annum to be paid monthly to stockholders contingent upon the acquisition of the Company’s first property. The Company will pay its first 6.5% monthly distribution to stockholders of record as of January 31, 2007 on or about February 15, 2007. As of January 23, 2007, the Company has raised more than $2.6 million through its initial public offering.

Crawfordsville, located on the St. Clare Medical Center campus, consists of two one-story buildings, a medical office building and a surgery and imaging center. The property is master leased and 100% occupied by the Sisters of St. Francis Health Services, Inc. of Perpetual Adoration. The buildings are a combined 29,000 square feet on 2.91 acres of land. Located on the north side of Crawfordsville, Interstate 74 lies within a one-minute drive of the property.

Southpointe consists of seven single-story medical office buildings totaling nearly 97,000 square feet in the heart of the densely populated Southport area of Indianapolis. The portfolio offers high quality garden office space in a thriving suburban environment with ready access to I-465 and the city’s freeway system, putting tenants within minutes of downtown Indianapolis and Indianapolis International Airport. Southpointe is located adjacent to Community Hospital South, a 150 bed hospital that is part of the 1,442 bed Community Health Network in Indiana. Ranked among the top 40 integrated healthcare networks in the nation, Community Health Network includes more than 70 sites of care throughout central Indiana. The property is currently 96% leased to a diverse mix of medical and office tenants.

“The acquisitions of Crawfordsville and Southpointe are a tremendous launching point for NNN Healthcare/Office REIT,” explained Scott Peters, Chief Executive Officer of NNN Healthcare/Office REIT. “These are excellent examples of the kind of quality properties our investors can expect.”

Triple Net Properties, LLC, the sponsor of NNN Healthcare/Office REIT, Inc., is a wholly-owned subsidiary of NNN Realty Advisors, Inc., a nationwide commercial real estate asset management and services firm. Triple Net Properties, LLC and affiliates manage a growing portfolio of nearly 32.5 million square feet of real estate, including more than 6,600 apartment units, with a combined market value of approximately $4.3 billion. Triple Net Properties, LLC and affiliates are currently buying and selling properties throughout the United States, offering a full range of commercial real estate investments, including tenant-in-common (TIC) programs for investors structuring tax-deferred (like-kind) exchanges under Section 1031 of the Internal Revenue Code, real estate investment trusts (REITs), value-added property funds and institutional investments.

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This press release contains certain forward-looking statements with respect to the performance of Crawfordsville Medical Office Park and Athens Surgery Center and the Southpointe Office Parke and Epler Parke I property; and anticipated distribution rates and the timing of distributions. Forward-looking statements are statements that are not descriptions of historical facts and include statements regarding management’s intentions, beliefs, expectations, plans or predictions of the future, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements. These risks, uncertainties and contingencies include, but are not limited to, the following: uncertainties relating to changes in general economic and real estate conditions; uncertainties relating to the implementation of our real estate investment strategy; uncertainties related to the timing and availability of distributions; and other risk factors as outlined in the Company’s prospectus, as amended from time to time, and as detailed from time to time in our periodic reports, as filed with the Securities and Exchange Commission.